Exhibit 99.1

SECOND AMENDED AND RESTATED SERVICE AGREEMENT

THIS SECOND AMENDED AND RESTATED SERVICE AGREEMENT (the "Agreement") is dated this 10th day of May, 2016, by and between Comenity Servicing LLC ("Servicer"), a Texas limited liability company with its principal place of business at 3100 Easton Square Place, Columbus, OH  43219, and Comenity Bank ("Bank"), a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE  19803.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Amended and Restated Service Agreement dated as of June 28, 2013 (the "2013 Amended and Restated Service Agreement") to outsource certain data processing activities and certain other administrative and servicing functions; and

WHEREAS, Bank and Servicer wish to amend and restate the 2013 Amended and Restated Service Agreement in its entirety and enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Servicer and the Bank agree as follows:

ARTICLE 1

SERVICING AND COMPENSATION

Section 1.1 Services and Service Standards.

(a) Covered Services.  Subject to the terms of this Agreement, Servicer, as an independent contractor, shall provide to the Bank the services as more fully described in Appendix A (collectively, the "Services").  Bank is not obligated to take each of the Services, nor will Servicer have any right to be Bank's exclusive provider of any such Services.  Bank may take and pay for any of such Services at its discretion, or discontinue any Service(s), in whole or in part, and obtain such Service(s) from a third party.  The parties will work in good faith to determine an appropriate reduction in the fee described in Section 1.2 for any reduction in Services.  If Bank desires to terminate all Services, such termination will be treated as a termination of this Agreement and subject to Section 2.2.

(b) Servicing Standards.  Servicer agrees to perform the Services in accordance with the Service Standards set forth in Appendix B, or any other service standards as specifically directed by Bank and agreed to by Servicer for individual client(s).  To the extent that any level of service required by Bank is not enumerated in Appendix B, Servicer agrees to provide at least the same level of service to Bank that Servicer provides to other clients.
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(c) Reporting.  In addition, Servicer shall continue to provide the number, types and content of reports regarding servicing that it currently provides Bank under the 2013 Amended and Restated Service Agreement, as well as any other reports reasonably requested by Bank from time to time.

(d) Designation of Servicing Representatives.  In providing the Services, representatives of Servicer may state that they are calling "on behalf of Comenity Bank" or "for Comenity Bank" or refer to themselves as "Comenity Servicing" or use other similar designations approved by Bank from time to time, but shall not state that they are employees of Comenity Bank.

Section 1.2 Compensation by Bank for Services.  Bank shall pay Servicer for Services performed in accordance with the fee schedule set forth in Appendix C. The fee set forth in Appendix C shall become due and payable by Bank not later than the 15th business day following the end of the preceding month, provided, however, that if, in the reasonable business judgment of Bank, Servicer fails to meet any single Product Service Standard or Other Service Standard for 2 of 3 consecutive months, then the fee set forth in Appendix C shall be automatically reduced by 0.5% in the case of Product Service Standards or 0.1% in the case of Other Service Standards, but in no event more than 0.5% in total, for the month in which the repeat failure occurred, and that amount, as reduced, shall be the amount which is due and payable by the Bank.

Section 1.3  Bank Duties.  Insofar as the performance of Services under this Agreement requires data, documents, information or materials required to be furnished by Bank, Bank agrees to furnish the data, documents, information or materials reasonably necessary and within such time as may reasonably be necessary in order for Servicer to perform the Services in a prompt workmanlike manner and within the service standards set forth herein.

ARTICLE 2

TERM AND TERMINATION

Section 2.1 Term.  This Agreement shall become effective as of April 1, 2016 (the "Effective Date") and shall continue in full force and effect for a period of two (2) years from such date ("Initial Term"), unless terminated in accordance with the terms of this Agreement.  This Agreement shall automatically renew for consecutive one (1) year terms (each a "Renewal Term"), unless terminated by either party as specified below.

Section 2.2 Termination.  This Agreement  will terminate (i) at the option of Servicer, if Bank fails to make any payment when due, and such failure is not cured within thirty (30) calendar days; (ii) if either party  fails to perform any of its material obligations or duties under this Agreement or commits a material breach of its representations and warranties and such failure to perform or breach is not cured within thirty (30) days after written notice is provided to the defaulting party; (iii) if either party gives at least thirty (30) days prior written notice of termination to the other party; or (iv) if either party becomes insolvent or generally unable to pay its debts as they become due or shall become the subject of a bankruptcy, conservatorship, receivership or similar proceeding, or shall make a general assignment for the benefit of its creditors, the other party may terminate this Agreement, subject to applicable creditor rights laws.  Notwithstanding the

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above, the parties agree to cooperate for a period of up to one hundred eighty (180) days following the termination of this Agreement to ensure orderly transition by Servicer of its duties hereunder to either Bank or Bank's designated substitute provider of Services.

Section 2.3 Other Provisions.  Article 1, Article 4, Article 5 and the relevant provisions of this Article 2, and the related obligations of each, including, without limitation Bank's obligation to pay Servicer for Services performed and Servicer's obligations to pay Bank pursuant to Appendix B, shall survive the termination of this Agreement.

Section 2.4 Step-In Right.  If Bank's right to terminate this Agreement arises pursuant to clause (iv) of Section 2.2, in addition to Bank's termination right and regardless of whether Bank exercises such right, the following shall apply:

(a) Servicer shall continue to provide the Service in accordance with the terms of this Agreement, including for the one hundred eighty (180) post-termination transition period referenced in Section 2.2 above.

(b) Servicer shall provide Bank such access to the computer systems (hardware and software) and data used by Servicer to provide the Services hereunder, including general ledger systems, reporting systems, network and information systems, records systems, system backup data, and tax information, as shall be necessary to enable Bank to ensure the continued availability of Services pursuant to this Agreement.

(c) Bank shall have the right, in its sole discretion, to assume managerial oversight of all Service personnel involved in the provision of the Services to Bank for the sole purpose of ensuring the continued availability of Services pursuant to this Agreement.

(d) To the extent permitted by applicable law, Servicer shall, at Bank's sole discretion, assign to Bank, and Bank shall assume, Servicer's rights and associated obligations under any agreement with a Subcontractor utilized by Servicer to provide the Services, in each case solely to the extent permissible under such agreement and solely to the extent necessary to ensure the continued availability of Services pursuant to this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Performance.  Servicer represents and warrants that it has all of the necessary facilities and qualified personnel to provide the Services in accordance with the terms of this Agreement; that it shall perform its obligations hereunder at all times and in all respects in accordance with all applicable federal, state, and local laws and regulations; and that it will perform its obligations hereunder in a timely manner and with due care.

Section 3.2 Organizational Existence.  Each party to this Agreement represents and warrants to the other party that it:  (i) is duly organized, validly existing, and in good standing under

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the laws of the jurisdiction of its organization; (ii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualifications; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under lease, and to conduct its business as now conducted and hereafter contemplated to be conducted; (iv) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary notices to, all authorities having jurisdiction, to the extent required for such current ownership and operation or as proposed to be conducted; and (v) is in compliance with its certificate of incorporation and by-laws.

Section 3.3 Corporate Power.  Each party to this Agreement represents and warrants to the other party that the execution, delivery, and performance of this Agreement and all instruments and documents to be delivered hereunder:  (i) are within the party's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) do not and will not contravene any provisions of the party's certificate of incorporation or by-laws; (iv) will not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which it is a party or by which any of its property is bound; and (vi) do not require any filing or registration with or the consent or approval of any governmental body, agency, authority, or any other person which has not been made or obtained previously.  This Agreement has been duly executed and delivered, and constitutes a legal, valid, and binding obligation, enforceable in accordance with its terms, subject to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to the availability of equitable remedies.

Section 3.4 Solvency.  Each party to this Agreement represents and warrants to the other party that it is Solvent.  "Solvent," as to an entity for purposes of this Agreement, means (i) such entity is presently able generally to pay its debts as they become due and (ii) such entity does not have unreasonably small capital to carry on such entity's business as theretofore operated and all business in which such entity is about to or intends to engage.

Section 3.5 No Default.  Each party to this Agreement represents and warrants to the other party that it is not in default with respect to any material contract, agreement, lease, or other instrument to which it is a party, nor has it received any notice of default under any such material contract, agreement, lease or other instrument which as a consequence of any such default, would materially and adversely affect the performance of its obligations under this Agreement.

Section 3.6 No Burdensome Restrictions.  Each party to this Agreement represents and warrants to the other party that no contract, lease agreement, or other instrument to which it is a party or by which it is bound, and no provision of applicable law or governmental regulation, materially and adversely affects the business, operation, prospects, property, or financial condition of the party such as to impair its ability to meet its obligations under this Agreement.

Section 3.7 Information Correct.  Each party to this Agreement represents and warrants to the other party that all information furnished for purposes of or in connection with this Agreement or any information hereafter furnished, is to the best of such parties' knowledge, true and correct in all material respects and no such information omits to state a material fact necessary to make the

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information so furnished not misleading.  There is no fact known which has not been disclosed and which materially and adversely affects the financial condition, business, property, or prospects of the party.

Section 3.8 No Termination Event.  Each party to this Agreement represents and warrants to the other party that no event which, with notice or the passage of time or both, would permit termination of this Agreement has occurred and is continuing or, to the best knowledge of the party, is threatened to occur.

ARTICLE 4

CONFIDENTIALITY

Section 4.1 Duty of Confidentiality.  In connection with the performance of this Agreement, each party may receive information which the other party (the "Furnishing Party") has identified to the party receiving such information (the "Receiving Party") as being confidential or proprietary to the Furnishing Party, or otherwise not generally available to the public (collectively, the "Confidential Information").  Confidential Information, includes, but is not limited to, the confidential and proprietary information of either party or its affiliates, subsidiaries, or parent companies disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment).  Confidential Information includes, by way of example, but without limitation, the Business Information, Technical Information, and Personal Information described below.

(a) Examples of "Business Information" are:  business models, know-how, designs, reports, data, research, financial information, pricing information, corporate client information, market definitions and information, and business inventions and ideas.

(b) Examples of "Technical Information" are: software, algorithms, developments, inventions, processes, ideas, designs, drawings, engineering, hardware configuration, and technical specifications, including, but not limited to, computer terminal specifications, the source code developed from such specifications, all derivative and reverse-engineered works of the specifications, and the documentation and software related to the source code, the specifications and the derivative works.

(c) Examples of "Personal Information" are:  all non-public personal information of or related to individual customers or consumers of either party, including but not limited to names, addresses, telephone numbers, account numbers, customer lists, and account, financial or transaction information.

Each party agrees (i) to keep the Confidential Information confidential and (ii) not to use or disclose the Confidential Information for any purpose, other than the purpose for which it was disclosed, without the prior written consent of the Furnishing Party.

Section 4.2 Information which is not Confidential Information.  For purposes of this Agreement, "Confidential Information," with the exclusion of Personal Information, shall not

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include:  (i) information in the public domain at the time that it was provided by the Furnishing Party or subsequently came in to the public domain other than as a result of breach of the confidentiality provisions contained herein; (ii) information obtained from a third party (provided such party was not bound by confidentiality agreements with the Furnishing Party); (iii) information is released by the Furnishing Party to anyone without restriction; (iv) information that was known to the Receiving Party prior to its disclosure without any obligation to keep it confidential as evidenced by tangible records kept by the Receiving Party in the ordinary course of business; or (v) information independently developed by the Receiving Party.

Section 4.3 Preservation of Confidential Information. Procedures to Protect.  Security Controls. The Receiving Party shall disclose Confidential Information only to those of its employees who have a need to know in order to accomplish the purposes of this Agreement.  Each party shall use its best efforts to ensure that its employees take such action as shall be necessary or advisable to preserve and protect the confidentiality of Confidential Information. In addition, the Receiving Party shall establish commercially reasonable controls to ensure the confidentiality of Confidential Information and to ensure that Confidential Information is not disclosed contrary to the provisions of this Agreement, GLBA, or any other applicable laws. Without limiting the foregoing, each party shall implement such physical and other security measures as are necessary to (i) ensure the security and confidentiality of Confidential Information, (ii) protect against threats or hazards to the security and integrity of Confidential Information, and (iii) protect against unauthorized access to or use of Confidential Information.  The Receiving Party shall disclose Confidential Information only to those of its employees who have a need to know in order to accomplish the purposes of this Agreement.  Each party shall use its commercially reasonable efforts to ensure that its employees take such action as shall be necessary or advisable to preserve and protect the confidentiality of Confidential Information.  The parties shall, at a minimum, establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding customer Information, as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568, and 570.  Servicer shall immediately notify Bank in the event it believes, or has reason to believe, that a security breach or any other unauthorized intrusion has occurred.  Servicer shall estimate the intrusion's impact on the Bank and shall specify any corrective action taken by Servicer.

Section 4.4 Return of Confidential Information.  The Receiving Party shall, at the Furnishing Party's  option, either destroy or return the Confidential Information to the Furnishing Party as soon as possible after completion of the Services or other circumstances for which such Confidential Information was disclosed.  Upon written request or upon termination of this Agreement, the Receiving Party shall, at its option, either destroy or return to the Furnishing Party such Confidential Information in its possession or control.

Section 4.5 Compelled Disclosure.  If the Receiving Party is legally compelled (including, without limitation, by law, rule, regulation, stock exchange or governmental regulating or administrative or similar agency, as part of a judicial or administrative proceeding or otherwise, by deposition, interrogatory, request for information or documents, subpoena, civil or criminal investigative demand or otherwise) to disclose any Confidential Information, the Receiving Party shall promptly notify, where allowed by law to do so, the Furnishing Party to permit the Furnishing Party to seek a protective order or take other appropriate action.  The Receiving Party shall also cooperate in the Furnishing Party's efforts to obtain a protective order or other reasonable assurance

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that the Confidential Information shall be treated confidentially.  If, in the absence of a protective order, the Receiving Party or its representatives are, in the opinion of counsel, compelled as a matter of law to disclose the Confidential Information, the Receiving Party may disclose to the party compelling disclosure only the part of the Confidential Information as is required by law to be disclosed (in which case, prior to disclosure, the Receiving Party shall advise and consult with the Furnishing Party and its counsel as to such disclosure and the nature and wording of such disclosure) and shall use its reasonable best efforts to obtain confidential treatment therefore.

Section 4.6 Continuing Duty.  Each party's obligations to confidentiality and non-disclosure shall survive the termination of this Agreement.

ARTICLE 5

INDEMNIFICATION

Section 5.1 Servicer shall indemnify and hold Bank, its officers, directors, employees and agents harmless from and against any "Losses," defined in Section 5.4 below, arising out of or in connection with:

(a) The intentional or negligent act or omission of Servicer or of its officers, directors, employees, or agents (including Subcontractors) in the performance of the duties and obligations of Servicer under this Agreement;

(b) The failure by Servicer, after notice of breach and opportunity to cure in accordance with Section 2.2(b) above, to comply with the terms of this Agreement; or

(c) The failure by Servicer to comply with its obligations under any and all laws, rules, regulations, interpretations, or directives applicable to Servicer; provided, however, that no indemnification shall be available under this clause (c) as to any matter for which Bank is required to indemnify Servicer under Section 5.2(d);

(d) The failure by Servicer to comply with all laws, rules, regulations, interpretations, or directives applicable to Bank in its performance of services on Bank's behalf or to comply with Bank's instructions on compliance in connection with such services, to the extent permitted by applicable law;

(e) Any act or omission to act taken or not taken, as the case may be, by Bank, its officers, directors, employees or agents at the request of, and in accordance with such instructions or procedures as may be required by, Servicer if such act or omission constitutes a failure to comply with any law, rule or regulation applicable to Servicer.

provided, however, that except as specifically provided in clause (d) above, Servicer shall not be required to indemnify or hold Bank, its officers, directors, employees or agents harmless from and against any losses arising from any act or omission of Bank, its officers, directors, employees or agents.

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Section 5.2 Bank shall indemnify and hold Servicer, its officers, directors, employees and agents harmless from and against any "Losses," as defined in Section 5.4 below, arising out of or in connection with:

(a) The intentional or negligent act or omission of Bank or of its officers, directors, employees, or agents in the performance of the duties and obligations of Bank under this Agreement;

(b) The failure by Bank, after notice of breach and opportunity to cure in accordance with Section 2.2 above, to comply with the terms of this Agreement; or

(c) The failure by Bank to comply with its obligations under any and all laws, rules or regulations applicable to Bank; provided, however, that no indemnification shall be available under this clause (c) as to matters for which Servicer is required to indemnify Bank under Section 5.1(d);

(d) Any act or omission to act taken or not taken, as the case may be, by Servicer, its officers, directors, employees or agents, at the request of, and in accordance with such instructions or procedures as may be required by Bank, if such act or omission constitutes a failure to comply with any law, rule or regulation applicable to Bank;

provided, however, that except as specifically provided in clause (d) above, Bank shall not be required to indemnify or hold Servicer, its officers, directors, employees or agents harmless from and against any losses arising from any act or omission of Servicer, its officers, directors, employees or agents.

Section 5.3 Notice of Claims.  Each party shall promptly notify the other party of any claim, demand, suit, or threat of suit of which that party becomes aware (except with respect to a threat of suit either party might institute against the other) which may give rise to a right of indemnification pursuant to this Agreement.  The indemnifying party will be entitled to participate in the settlement or defense thereof and, if the indemnifying party elects, to take over and control the settlement or defense thereof with counsel satisfactory to the indemnified party.  In any case, the indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit, or proceeding.

Section 5.4 Losses.    For purposes of this Article 5, the term "Losses" shall mean any losses, damages, costs, and expenses, liabilities, settlements, or similar items including, without limitation, reasonable attorneys' fees, investigation costs and court costs reasonably incurred by Servicer or Bank, as the case may be.

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ARTICLE 6

NOTICES

Section 6.1 Notices.  All notices required under this Agreement shall be in writing and be deemed to have been properly given when delivered in person or sent by overnight courier, certified or registered USPS mail, return receipt requested, postage prepaid, addressed:

If to Servicer:

Comenity Servicing LLC
3100 Easton Square Place
Columbus, OH  43219
Attn: President

If to Bank:

Comenity Bank
One Righter Parkway, Suite 100
Wilmington, DE  19803
Attn: President

Either party may change its address for notices by notice in the manner set forth above.

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ARTICLE 7

SUBCONTRACTING

Section 7.1 Subcontractors.  In performing its obligations under this Agreement, Servicer may engage subcontractors and other third parties (collectively, "Subcontractors"), provided Servicer has done so in compliance with Bank's vendor due diligence policy.  All Subcontractors shall, as a condition to their engagement, agree to be bound by provisions substantially similar to those included in this Agreement, specifically those relating to Confidential Information and Bank's and regulators' rights to audit.  Servicer shall not, without first obtaining Bank's written permission, outsource any services (i) involving the release of Personal Information outside of the United States or (ii) to be provided by a Tier 1 Vendor. Tier 1 Vendor has the meaning given to such term in the Alliance Data Vendor Risk Management Policy, as it may be amended from time to time, and is generally understood to mean a vendor engagement that provides a product or service which is deemed, upon evaluation of appropriate risk factors, to be critical to maintain revenue or provide daily operations necessary for the Bank. Servicer shall make commercially reasonable efforts to incorporate into any Subcontractor agreement the right to assume Servicer's rights and obligations under such agreement to the extent they relate to the provision of Services under this Agreement.

ARTICLE 8

INSURANCE

Section 8.1 Insurance.  Servicer shall during the Term of this Agreement maintain in force the following insurance coverages. Servicer shall cause its insurers to issue certificates of insurance evidencing that the coverage required under this Agreement is maintained in force, and that Bank is a designated additional insured. Servicer shall provide or have its insurer provide to Bank not less than thirty (30) days written notice of any modification in insurance coverage that reduces coverage to amounts below the limits set forth below or any cancellation or non‑renewal of the policies.

8.1.1 Worker's Compensation Insurance, including occupational illness or disease coverage, or other similar social insurance in accordance with the laws of the nation, province, state, or territory exercising jurisdiction over Servicer employees; and Employer's Liability Insurance, with minimum limits of $1,000,000 bodily injury per occurrence, $1,000,000 bodily injury by disease for each employee, and $1,000,000 bodily injury by disease in the aggregate.  The policy shall be endorsed to include "all states" coverage and a waiver of subrogation in favor of Bank, where allowed by law;

8.1.2 General Liability Insurance, written on an "occurrence" basis with a combined single limit of at least $1,000,000 per occurrence, and $2,000,000 aggregate for bodily injury and property damage in a form providing coverage not less than a standard commercial general liability policy including hazards of operation coverage, products/completed operations coverage, contractual coverage, and an umbrella liability policy with limits of at least $15,000,000.  Each policy shall name Bank as an additional insured and shall include a waiver of subrogation in favor of Bank.

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8.1.3 Employee Dishonesty and Computer Fraud coverage for loss arising out of or in connection with any fraudulent or dishonest acts committed by the employees of Servicer, acting alone or in collusion with others, in a minimum amount of $5,000,000.

8.1.4 Servicer shall ensure that its Subcontractors, if any, maintain adequate insurance coverage as appropriate for the services rendered by such Subcontractors.

ARTICLE 9

LIMITATION OF LIABILITY

Section 9.1 Exclusion of Consequential and Other Damages; Limitation.  EXCEPT AS SET FORTH IN SECTION 9.4, AND AS OTHERWISE MAY BE SPECIFICALLY SET FORTH IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER ANY THEORY OF LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, SUFFERED BY THE OTHER PARTY, ANY END USER, CUSTOMER, RESELLER OR ANY DISTRIBUTOR, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS INTERRUPTIONS, OR OTHER ECONOMIC LOSS ARISING OUT OF THE PERFORMANCE OR NON‑PERFORMANCE HEREUNDER OR ANY SERVICES PROVIDED HEREUNDER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

Section 9.2 TO THE EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS SET FORTH IN SECTION 9.4, NOTWITHSTANDING THE FORM (E.G., CONTRACT, TORT (INCLUDING NEGLIGENCE) STATUTORY LIABILITY OR OTHERWISE) IN WHICH ANY LEGAL OR EQUITABLE CLAIM OR ACTION MAY BE BROUGHT AGAINST SERVICER HEREUNDER, SERVICER SHALL NOT BE LIABLE HEREUNDER FOR DAMAGES WHICH EXCEED, IN THE AGGREGATE, AN AMOUNT EQUAL TO TWO TIMES THE FEES PAYABLE BY BANK TO SERVICER UNDER THIS AGREEMENT.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT AS SET FORTH IN SECTION 9.4, NOTWITHSTANDING THE FORM (E.G., CONTRACT, TORT (INCLUDING NEGLIGENCE) STATUTORY LIABILITY OR OTHERWISE) IN WHICH ANY LEGAL OR EQUITABLE CLAIM OR ACTION MAY BE BROUGHT AGAINST BANK HEREUNDER, BANK SHALL NOT BE LIABLE HEREUNDER FOR DAMAGES WHICH EXCEED, IN THE AGGREGATE, AN AMOUNT EQUAL TO THE FEES PAYABLE BY BANK TO SERVICER UNDER THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEEDING THE DATE OF OCCURENCE OF THE CAUSE OF ACTION WHICH GAVE RISE TO THE LIABILITY.

Section 9.3 In the event that a party believes that it has a claim against the other party for losses sustained as a result of such other party's actions or inactions under this Agreement, the party having such claim shall promptly notify the other party of such claim.  NO ACTION MAY BE BROUGHT RELATING TO THIS AGREEMENT AT ANY TIME MORE THAN TWENTY FOUR (24) MONTHS AFTER SUCH PARTY CLAIMING SUCH LOSS HAS BECOME

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AWARE OF OR SHOULD REASONABLY HAVE BECOME AWARE OF THE MATERIAL FACTS GIVING RISE TO THE CAUSE OF ACTION OCCURRED.

Section 9.4 Exceptions.  Notwithstanding the foregoing limitations on liability, the limitations set forth in Sections 9.1 and 9.2 shall not apply (i) with respect to damages proximately caused by the gross negligence and or intentional tortious conduct of either party, its employees, officers, directors or subcontractors, (ii) to limit either party's express obligations under this Agreement to defend or indemnify the other under this Agreement, damages caused by either party's infringement (or misappropriation) of the then presently issued patents of, or the copyrights or trade secrets of, the other party, or (iii) to a party's material breach of Sections 3 and/or 4 of this Agreement, (iv) to Servicer's intentional breach of this Agreement, or (v) to Servicer's payment obligations pursuant to Appendix B.

Nothing in this Section 9 shall abridge the right of either party to terminate this Agreement as may be expressly allowed in this Agreement, nor be construed to limit in any manner either party's right to seek injunctive relief.  Each party shall have a duty to mitigate damages for which the other party is responsible under this Agreement.

Section 9.5 Acknowledgments.  EACH OF THE PARTIES UNDERSTANDS THE LEGAL AND ECONOMIC RAMIFICATIONS OF THIS SECTION, AND ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION WERE NEGOTIATED BETWEEN PARTIES AND THAT SUCH PROVISIONS WERE CONSIDERED BY EACH PARTY IN DETERMINING THE SPECIFIC RISKS THAT IT ASSUMED IN AGREEING TO ITS OBLIGATIONS SET FORTH IN THIS AGREEMENT, AND THE AMOUNTS OF THE PAYMENTS TO BE MADE UNDER THIS AGREEMENT.

ARTICLE 10

GENERAL PROVISIONS

Section 10.1 Force Majeure.  Any party to this Agreement shall be released from liability hereunder for failure to perform any of its obligations herein (other than the obligation of Bank to pay for Services) where such failure to perform occurs by reason of any act of God, fire, flood, storm, earthquake, tidal wave, sabotage, war, military operation, terrorist acts, national emergency, civil commotion, strike, order of any government agency or other cause beyond either party's reasonable control.

Section 10.2 Status of Parties to Agreement.  Nothing in this Agreement shall be construed as making either party a joint venturer, partner, representative, employee, or agent of the other.  Neither Servicer nor Bank shall hold itself out as such, nor shall either use the other's name in any advertising without prior written approval.  Servicer is and shall be considered an independent contractor.  Servicer shall be responsible for any income taxes, unemployment taxes, social security, worker's compensation, insurance and other taxes, expenses or deductions arising out of the services rendered by Servicer to Bank under this Agreement.

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Section 10.3 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of laws provisions.

Section 10.4 No Waiver.  No delay on the part of Servicer or Bank in exercising any power or right hereunder shall operate as a waiver of any such power or right.  No waiver shall be valid unless in writing signed by the waiving party and then only to the extent set forth therein.

Section 10.5 Assignment and Modification.  This Agreement shall not be assigned or amended except by a written instrument signed by both Servicer and Bank.  Notwithstanding the prior sentence, either party may assign this Agreement to an affiliate, subsidiary or the purchaser of all or substantially all of its assets.

Section 10.6 Titles.  The titles and headings indicated herein are inserted for convenience only and shall not be considered a part of this Agreement or in any way limit the construction or interpretation of this Agreement.

Section 10.7 Entire Agreement.  This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof.  Any prior agreements, representations, statements, negotiations, or undertakings dealing with the subject matter of this Agreement are superseded, including, but not limited to the 2013 Amended and Restated Service Agreement (including any survival clauses contained therein), which is hereby terminated.  As a point of clarification, no liabilities arising under the 2013 Amended and Restated Service Agreement, or liabilities arising from events that occurred during the term of the 2013 Amended and Restated Service Agreement, are waived by the execution of this Agreement and such liabilities are still governed by and subject to the terms of the 2013 Amended and Restated Service Agreement, including, without limitation, the survival of the indemnification obligations.

Section 10.8 Severability.  If any provision of this Agreement is held to be invalid, void or unenforceable, all other provisions shall remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

Section 10.9 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

Section 10.10 Announcements.  Servicer and the Bank agree that neither party shall make any publicity release, advertisement or public announcement concerning this Agreement or the Services provided by Servicer to the Bank in connection with this Agreement without the prior approval of the other party, except as may be required by law.

Section 10.11 Audit.  Servicer (and its Subcontractors) shall make available its records, policies, procedures, facilities and premises that directly relate to the Services to Bank and Bank's appropriate regulatory and/or supervisory agencies for examination and to the internal and third party auditors of Bank during normal business hours in a manner that will not disrupt its day-to-day business operations.  All persons conducting such examinations shall abide by Servicer's reasonable security procedures and shall conduct such examinations at their own or Bank's own expense.  In

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

addition, Servicer shall provide to Bank on an annual basis copies of Servicer's (or its parent company's) financial reports and such other internal and/or external audit reports or reviews to assist Bank in reviewing the performance of the Services, such as reviews of internal controls, security programs and business continuity programs.

Section 10.12 Business Continuity/Disaster Recovery.  Servicer represents and warrants that it currently has in place a business continuity and a disaster recovery plan, will provide Bank an executive summary of the business continuity and disaster recovery plan, which will highlight the parameters of such plan.

Section 10.13 Taxes.  The parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

(a) Bank shall be responsible for, and shall pay, all sales, use, excise, value-added taxes, or taxes of a similar nature (excluding taxes based upon Servicer's income or employment of personnel, which shall be borne by Servicer), imposed by the United States, any state, provincial or local government, or other taxing authority, on all goods and services provided under this Agreement.  The parties agree to cooperate with each other to minimize any applicable sales, use or similar tax and, in connection therewith, the parties shall provide each other with any relevant tax information as reasonably requested, including, without limitation, resale or exemption certificates, multi-state exemption certificates, information concerning the use of assets, materials, notice of assessments and withholding documentation.  Servicer shall calculate and include the appropriate amount of taxes on each monthly invoice to Bank.

(b) Notwithstanding the foregoing, each party is permitted to disclose the tax treatment and tax structure of any transaction that may occur at any time on or after the earliest to occur of the date of public announcement of discussions relating to the transaction, the date of public announcement of the transaction, and the date of execution of an agreement (with or without conditions) to enter into the transaction.  This Agreement shall not be construed to limit in any way the parties' ability to consult any tax advisor regarding the tax treatment or tax structure of a transaction. These provisions are meant to be interpreted so as to prevent any transaction from being treated as offered under "conditions of confidentiality" within the meaning of the Internal Revenue Code and the Treasury Regulations thereunder.

Section 10.14 Bank Policies and Securitization Documents.  Servicer shall provide the Services in accordance with the Bank's policies, including the Bank's credit card guidelines and any servicing or similar agreement or arrangement of Bank in connection with a securitization.

Section 10.15 Leases for the Benefit of Bank.  Bank acknowledges that lease terms and procedures may be negotiated by Servicer, provided that Bank shall approve all lease terms and conditions prior to execution.

Section 10.16 Receivership. Servicer agrees that if Bank is placed into receivership with the Federal Deposit Insurance Corporation (FDIC), Servicer shall continue to comply with the terms of

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Comenity Bank /Comenity Servicing LLC

this Agreement, continue to provide the Services in accordance with this Agreement and, upon the request of the FDIC, provide a reasonable time for transition to a successor servicer.

ARTICLE 11

BANK DATA AND INTELLECTUAL PROPERTY

Section 11.1 Data and Intellectual Property Ownership.  The parties acknowledge and agree that any and all data or information provided to Servicer in order for Servicer to provide the Services under the terms of this Agreement is owned by Bank ("Bank Data").   Servicer represents and warrants that, unless otherwise agreed upon in writing, Servicer shall use Bank Data solely for the purposes of fulfilling its obligations under the terms of this Agreement and no other purpose.  Furthermore, in the event Bank provides any software, hardware or processes to Servicer, such software, hardware or processes will remain the exclusive property of Bank.  Nothing in this Agreement shall be deemed to convey a proprietary interest to Servicer or any third party in any of the software, hardware, processes, technology, or any of the derivative works thereof , or trade name or trade mark rights which are owned or licensed by Bank or any of its non-Servicer affiliates.

Section 11.2 Representation and Warranty by Servicer Regarding Intellectual Property.  Servicer represents, to the best of Servicer's knowledge, that the provision of the Services does not violate the intellectual property rights of any third party.
Section 11.3 Intellectual Property Indemnity.  Notwithstanding the provisions of Article 9 of this Agreement, Servicer agrees to indemnify, defend, protect, save and hold harmless Bank, Bank's subsidiaries and affiliates, and their directors, officers, employees and agents, against any and all losses, liabilities, judgments, awards and costs (including legal fees and out-of-pocket expenses reasonably incurred by Bank) arising out of or related to any claim in whole or in part that Bank's use of the Services or other goods and services provided to the Bank pursuant to this Agreement infringes, induces the infringement, or violates and any third parties' intellectual property rights.  Servicer shall defend and settle at its sole expense all suits or proceedings arising in whole or in part out of the foregoing, provided that Bank gives Servicer reasonably prompt notice of any such claim of which it learns.  This obligation of indemnification shall survive even if Bank does not provide Servicer with reasonably prompt notice of any such claim of which Bank learns so long as such failure does not materially prejudice Servicer.  If, as a result of any such claim, Bank is enjoined from use of the Services, or if Servicer believes that Bank is likely to become the subject of a claim, Servicer, at its option and expense shall (i) procure the right for Bank to continue to use the Services; (ii) modify the Services so that they are not infringing, while remaining functionally equivalent to the current Services; or (iii) terminate this Agreement.

[Signature page follows]

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized officers as of the day and year first above written.

Comenity Servicing LLC

By: /s/Erick Carter
Name: Erick Carter
Title: Vice President

Comenity Bank

By: /s/ Randy Redcay
Name: Randy Redcay
Title: Chief Financial Officer

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

APPENDIX A

SERVICES

Servicer will from time to time at the request of Bank provide any one or more of the following services to the Bank, subject to and in accordance with the Bank's policies, procedures and directives.  All of such Services shall be provided by Servicer in accordance with best industry practices.

Product Services

Applications Development
–	Management and maintenance of processing applications, including new feature development, product enhancements and problem resolution
–	Provision of development staff with specialized knowledge of Bank processing applications

Card Embossing and Issuance
–	End to end processing of card embossing requests, either from initial account set-up or for replacement cards

Collections
–	Manage collection of overdue accounts from initial delinquency through charge-off
–	Manage special account processing including bankruptcy, deceased & fraud
–	Collection exceptions, including but not limited to settlement offers will be referred to appropriate Bank representative for approval
–	Manage collection agencies and law firms retained to collect overdue accounts

Credit Operations Support
–	Provide strategic credit operations support for all call center operations and includes interfaces with third party partners including credit reporting agencies and collection agencies

Customer Service
–	Process all customer inquiries (received via telephone/mail/fax/electronic)
–	Includes toll free customer inquiry number
–	Respond to billing inquiries, account disputes and adjustments, billing error resolution, provision of duplicate copies of billing documentation (as requested)
–	Serve as a liaison between customers and clients for communication of product/service disputes

Data Processing
–	Manage all aspects of processing platform(s), including day to day operation, backups and maintenance, and disaster recovery
–	Provide a 24 X 7 control center/help desk facility to monitor and manage data processing operations on behalf of Bank

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Comenity Bank /Comenity Servicing LLC

–	Ensure availability of the Enterprise Data Warehouse ("EDW"). The EDW is used by Servicer to compile and store all retail transaction and cardholder account data

New Account Processing
–	Manage receipt and processing of applications received via mail/fax/electronic
–	Manage credit scoring and adjudication in accordance with Bank credit criteria
–	Application exceptions will be referred to appropriate Bank representative
–	Approved accounts will be established on account processing platform
–	Declined accounts will be sent adverse action letters

Payment Remittance Processing
–	Provide secure processing of customer remittances at Servicer's national remittance center facility
–	Include exception item processing and deposit of funds into Bank-specified account(s)

Statement Issuance
–
Include production and mailing of all customer communications from Bank; including not only periodic statements but also dunning letters, customer service correspondence, adverse action letters and change of terms notices

OTHER SERVICES

Accounting, Settlement & Other Services
–	All client settlement and related services, as well as budgeting, general ledger support and other accounting assistance. Any financial reporting and analysis as appropriate.

Contingency Planning
–	Assist management in planning for a shut down or disruption in business, as requested by Bank

Desktop/PC Support
–	Provision of hardware, software and support to ensure continuous functioning

Disaster Recovery Services
–	Servicer shall provide disaster recovery services to the Bank as follows:

Servicers has designated, and Bank agrees and acknowledges, that the Servicer office, located at 3100 Easton Square Place, Columbus, OH 43219 ("Easton"), will serve as the alternate site for Bank headquarters personnel in the event that Bank's Wilmington, DE location is rendered inaccessible or inoperable.  Bank personnel shall have the use of the Easton facility until the Wilmington facility has been restored or other permanent location is secured.

Bank personnel will be provided up to 5 workstations in the Easton facility for the duration of their occupancy.  The workstations will be available for Bank's use during Bank's normal business hours (currently 8:00 AM until 5:30 PM Eastern Time Monday through Friday).  Workstations will be equipped with the necessary computer terminals to allow

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

access to all Servicer systems normally used by Bank personnel, Bank data that resides on Servicer servers, and Telephones with unlimited call access within the United States.

Upon arrival at the Easton facility, Bank personnel will be issued such building access devices (electronic cards, keys, etc.) as needed to facilitate unfettered access to the building and will be subject to all such Servicer security policies and procedures then in effect for this facility.

In as much as Servicer personnel located in the Easton facility currently provide data security, data recovery, data backup, secured connectivity, and confidentiality, these functions will continue to be provided as they presently are.

In addition, Bank personnel shall have access to copy machines, fax machines and customary office supplies needed to perform their duties.

Facilities Management
–	Assist with management of the premises and its contents.
–	Provision of property management services for Bank.
–	Real property services, including without limitation leasing commercial and/or office space

Human Resources
–	Assist in the recruiting, management of staff and management of benefits available to Bank associates

Information Security Support
–	Provide technologies to protect client/customer data from illegal acquisition.

Information Technology Services/Outsourcing
–	Provide Information Technology platform and services, including outsourcing of Information Technology platform and services.

Local Area Network and Telecommunications Support
–	Provision of network and telecommunications access to Servicer systems.

Mail Services
–	Access to inter-company mail with all other Servicer facilities.

Project Management
–	General services as requested by Bank.

Purchasing
–	Assistance in the purchase of miscellaneous office supplies and materials reasonably necessary to conduct the Bank's business.

Risk/Underwriting Support
–	Provision of risk and underwriting support to Bank.

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

Safety Services
–	Access to Servicer policies and procedures regarding safety.

Security
–	Provision of physical security for the buildings owned or occupied by Bank.

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

APPENDIX B

SERVICE STANDARDS

The following standards apply to Services provided by Servicer to Bank.

SLA	Services (Appendix A)	Service Standard	Frequency of Reporting
Product Services
1	Application development	Applications operating as required	M
2	Card Embossing & Issuance	Issue new and replacement cards within the greater of (i) 4 business days or (ii) the number of business days specified in the client contract of embossing tape output	M
3	Collections	A telephone call will be attempted on at least 85% of the collection accounts that are downloaded daily into the dialer categories.	M
4	Collections	Servicer will staff early stage collections at a ratio of 1FTE to 2000 early stage collection account (CA1-CA3).	M
5	Collections	Servicer will staff late stage collections at a ratio of 1FTE to 1000 late stage collection account (CA4-CA6).	M
6	Collections	Servicer will conduct 1 annual on-site audit/review of each agency that is engaged in the collection of banks accounts.	M
7	Collections	Servicer will conduct quarterly remote monitoring of each agency that is engaged in the collection of banks accounts	M
8	Credit Operations Support	Support for call center operations is provided	M
9	Customer Service	90% within 8 Business Days. 100% within 30 Calendar Days. 100% within regulatory timelines, as applicable.	M
10	Data processing	Help desk is available 24/7.	M
11	New Account Processing	At least 80% of calls answered within 25 seconds or less	M
12	New Account Processing	At least 90% of the Applications will be processed within 5 minutes	M
13	New Account Processing
Creditor shall notify all Applicants of action taken within 30 calendar days of receiving a completed application concerning the approval of, counteroffer to, or adverse action on the application. Reg. B 1002.9(a)(i).
M
14	New Account Processing	All domestic mail-in applications will be processed in 6-business days or less and all international mail-in applications will be processed in 10-business days or less.	M
15	New Account Processing
A Creditor shall notify all applicants of action taken within 30 calendar days of receiving a completed application concerning the approval of, counteroffer to, or adverse action on the application.  Reg. B 1002.9(a)(i)
M
16	Payment Remittance Processing
Servicer will process 96% of all clean (Regulation Z "conforming payments" under §1026.10(b)) payments within 24 hours of receipt; payments must be processed as of the date of receipt, unless the delay in crediting does not result in a finance charge or other charge.
M
17	Payment Remittance Processing	Servicer will process 100% of "non-conforming" it accepts payments within five days of receipt. §1026.10(b)(4)(i).	M
18	Payment Remittance Processing	Monthly reports on returned payments.	M

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

19	Statement Issuance
Servicer will mail or deliver account statements within 4 business days of the scheduled billing date. Monthly periodic statements must be mailed or delivered at least twenty one (21) days (calendar days) prior to the payment due date disclosed on the billing statement. Reg. Z 1026.5(b)(2)(ii)(1).
M
Other Services
20	Accounting, Settlement, and Other Services	All valid transactions will post to customer accounts within 24-36 hours of receipt of transaction file on a business day.	M
21	Accounting, Settlement, and Other Services	The EDW data will be delivered by Comenity Servicing LLC on a daily basis and made available based on the EDW end of day marker within forty eight (48) hours.	M
22	Accounting, Settlement, and Other Services	Monthly forecasts reports provided on time	M
23	Accounting, Settlement, and Other Services	Annual budget developed and loaded	A
24	Contingency Planning/Disaster Recovery	Reports on the Annual Disaster Recovery Plan and testing results.	A
25	Compliance
Notification to the Bank's Compliance Officer of any complete monitoring reports issued by the ROQC Team within three (3) business days of completion of the reports (inclusion on the distribution is sufficient).
M
26	Desktop PC Support
For Local Area Networks, PC Support and Telecommunications Support, reports which track service request will be provided by Alliance Data to ensure that these services are provided in accordance with agreed upon targets.
M
27	General	SLA Management team will track the performance of these standards and will report results to Bank as agreed upon.	M
28	Facilities Mgmt.	Facilities are available for business operations	M
29	Human Resources	Services, such as recruitment, training, and staff evaluations, provided in accordance with normal operating practice	M
30	Information Security Support	IT platform is provided and operating	M
31	Information Technology Services/Outsourcing	IT platform is provided and operating	M
32	LAN/ Telecommunications Support	Network and telecommunications access is provided and available	M
33	Mail Services	Intercompany mail operates in accordance with normal operating practice	M
34	Project Management	Provided as requested	Ad hoc
35	Purchasing	Pcard is available to Bank personnel	M
36	Risk/Underwriting	Authorizations services will be available 99.5% of store hours.	M
37	Risk/Underwriting
Servicer will produce client specific new account approval rate report on a monthly basis of all bank clients. The report will contain approval rate from prior month and comments of significant variances
M
38	Risk/Underwriting
Servicer will produce client specific summary level report of performance metrics on a monthly basis with comments of major clients.  Major clients will be a minimum of top 15 in size of A/R or that equate to 85% or more of the portfolio"
M

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

39	Risk/Underwriting
Servicer will produce and adhere to an "underwriting review calendar".  This calendar will require the servicer to provide bank an analysis of new account underwriting and recommendations of major clients.
M
40	Risk/Underwriting
Servicer will provide, for 6 months after launch, a client summary level report of performance metrics on a monthly basis on any new client.  Major Clients will be a minimum of top 15 in size of A/R or that equate to 85% or more of the portfolio
M
41	Safety Services	Distributions include Bank personnel	M
42	Security	Easton security desk has camera and other security mechanisms in place.	M

Servicer and Bank will meet as needed to review the Service Standards. Based on that review, Bank will use its reasonable business judgment to determine whether (and if so, how) to adjust any components of the Service Standards. Such adjustments shall be documented in writing executed by both parties, which writing need not be in the form of a formal amendment to this Agreement.

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

APPENDIX C

FEE SCHEDULE- 2016

1.	Servicer reserves the right to pass through any and all expenses as described in Appendix D to Bank, without markup, and Bank shall reimburse Servicer therefor.

2.
Bank shall be responsible for all sales, use or excise taxes levied on accounts payable by Bank to Servicer under the Agreement, excluding taxes based upon Servicer's income, employment of personnel or taxes from which Bank is exempt, provided Bank provides Servicer written evidence of such exemption.  Undisputed payments shall be made by Bank to Servicer within thirty (30) calendar days after Bank's receipt of Servicer's invoice.

3.
Bank agrees to pay Servicer monthly for the Services provided.  The schedule below is an estimate of the fees to be paid monthly by Bank to Servicer.  These estimated fees are calculated by adding the projected total cost plus a twelve percent (12%) mark-up, which the parties have agreed (based upon an independent third party study) is within the reasonable markup range which would be charged by an independent or arm's length party for the Services provided.

Month	Fee
January 2016	$57,008,000
February	$55,587,000
March	$56,494,000
April	$55,643,000
May	$56,542,000
June	$56,250,000
July	$50,260,000
August	$52,950,000
September	$51,413,000
October	$57,831,000
November	$60,159,000
December	$63,071,000
January 2017	$63,680,000
February	$62,628,000
March	$65,693,000

4.
Servicer will provide to Bank, no later than the 10th calendar day of each month, a statement of the actual fees (including markup) payable by Bank during the immediately preceding month.  Bank is responsible for promptly examining the statement and reporting any errors or irregularities to Servicer.  Bank will remit payment to Servicer no later than the 15th calendar day of the month in which each statement is received.

The parties will meet at least annually to review Servicer's budgeted costs for the year associated with the Services described herein, based on estimated annual volumes supplied by Bank.  Based on

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

that review, the parties will use commercially reasonable efforts to determine whether (and if so, how much) to adjust the forecasted fees and/or markup percentage.  Such adjustments shall be documented in writing executed by both parties, which writing need not be in the form of a formal amendment to this Agreement.

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC

APPENDIX D
PASS THROUGH EXPENSES

1.	Outside vendors, consultants or contractors fees/expenses as approved by Bank
2.	Any other expenses as mutually agreed upon by Bank and Servicer
3.	Postage Increases

Second Amended and Restated Service Agreement
Comenity Bank /Comenity Servicing LLC